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7.  REGISTRATION RIGHTS.  The Investor and other investors purchasing Common
Stock of the Company concurrently herewith pursuant to a similar Stock Purchase Agreement.

("Registerable Securities"), will be entitled to the following rights to have their shares registered under the Securities Act of 1933.

         (a) Following the Company's Initial Public Offering (IPO) the Investor will be entitled to request one registration, but the Company's obligation to honor this request shall be subject to the following restrictions:

              (i) the request must be made by holders of at least 50% of the Registerable Securities that have not been theretofore registered; and

              (ii) the Registerable Securities to be registered must be at least 5% of the outstanding shares of the Company.

              The Company will have no obligation to register the shares of the Investor after two years following the purchase of shares by the Investor provided that the Company complies with the reporting requirements of
    Section 13 of the Securities Exchange Act of 1934 or makes publicly available such information as may be necessary, in order to enable the Investor to sell his shares under Rule 144. In the event that the Company fails to comply with Section 13 or fails to make available such information that will allow Investor to sell its shares under Rule 144 after two years following their purchase, holders of at least 50% of the Registerable Security desiring to sell at least 5% of the outstanding shares of the Company will be entitled to one registration, on demand during a period of three years after two years following their purchase, subject to conditions described in paragraph (b) and approval of the Board of Directors.

         (b) After twelve months and prior to two years following the purchase and delivery of Shares, if the Company initiates a registration for the public sale of its own securities or securities owned by other shareholders, the Investor may have its Registerable Securities included ("piggybacked") in the Company registration, subject to approval of the Board of Directors, provided that the Company may at its option require all Registerable Securities so requested to be registered to be sold in a firm underwriting Registerable Securities.

              Investor will be entitled to have this securities registered in a Company registration after two years following their purchase if the Company fails to comply with the reporting requirements of Section 13 of the Exchange Act or does not make publicly such information as would allow the Investor to sell its shares under Rule 144, if at least 50% of the holders of Registerable Securities requested registration of the equivalent of at least 5% of the outstanding shares of the Company.

         (c) Expenses of registration (excluding underwriters' discount and commissions and any legal or accounting fees separately incurred by selling stockholders) will be borne by the Company.

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    7.   REGISTRATION RIGHTS.  After the Company's Initial Public Offering
(IPO) the Investor will be entitled to the following rights to have their shares registered under the Securities Act of 1933.

         (a) The Investor will be entitled to request one registration, but the Company's obligation to honor this request shall be subject to the following restrictions:

              (i) the request must be made by holders of at least 50% of the Registerable Securities that have not been theretofore registered; and

              (ii) the Registerable Securities to be registered must be at least 5% of the outstanding shares of the Company.

              The Company will have no obligation to register the shares of the Investor after two years following the purchase of shares by the Investor provided that the Company complies with the reporting requirements of
    Section 13 of the Securities Exchange Act of 1934 or makes publicly available such information as may be necessary, in order to enable the Investor to sell his shares under Rule 144. In the event that the Company fails to comply with Section 13 or fails to make available such information that will allow Investor to sell his or her shares under Rule 144 after two years following their purchase, holders of at least 50% of the Registerable Security desiring to sell at least 5% of the outstanding shares of the Company will be entitled to one registration, on demand during a period of three years after two years following their purchase, subject to conditions described in paragraph (b) and approval of the Board of Directors.

         (b) After twelve months and prior to two years following the purchase and delivery of Shares, if the Company initiates a registration for the public sale of its own securities or securities owned by other shareholders, the Investor may have his or her Registerable
    Securities included ("piggybacked") in the Company registration, subject to approval of the Board of Directors, and the Underwriter of the Company's securities, provided that the Company may at its option require all Registerable Securities so requested to be registered to be sold in a firm underwriting.

              Investor will be entitled to have the securities registered in a Company registration after two years following their purchase if the Company fails to comply with the reporting requirements of Section 13 of the Exchange Act or does not make publicly such information as would allow the Investor to sell his or her shares under Rule 144, if at least 50% of the holders of Registerable Securities requested registration of the equivalent of at least 5% of the outstanding shares of the Company.

         (c) Expenses of registration (excluding underwriters' discount and commissions and any legal or accounting fees separately incurred by selling stockholders) will be borne by the Company.

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

6.   REGISTRATION RIGHTS.     The Subscriber will be entitled to have his/her
shares registered under the Securities Act of 1933, on the terms and conditions described below. The term "Registerable Securities" shall be those shares of Common Stock of the Company acquired pursuant to a Subscription Agreement or Stock Purchase Agreement dated prior to or concurrently herewith containing similar piggy back and demand registration rights (or acquired from a transferee who held such rights), which shares remain unregistered at a particular time or from time to time.

               I. PIGGY BACK REGISTRATION RIGHTS.

                    (a) For two years following the purchase and delivery of Shares, if the Company initiates a registration for the public sale of its own securities or securities owned by other shareholders. Subscriber shall be entitled to have the Shares included ("piggybacked") in the Company registration statement; provided, however, that if the registration is for a public offering involving an underwriting, the Company may at its option require Subscriber to participate in such underwriting. In such event that portion of Subscriber's shares that are included in the underwriting (determined pursuant to subsection
(d) below) will be included in the registration statement. Subscriber's registration rights under this Section 4(I) are conditioned on Subscriber participating in the underwriting to the extent requested and entering into an underwriting agreement with the selected underwriter(s).

                    (b) If the registration involves an underwriting, Company will use its best efforts (but shall not be absolutely obligated) to include in the registration statement all of the Registerable Securities, including those that are in excess of the underwriter's marketing limitation and will not be sold in the underwriting. If the registration statement includes any Shares which will not be sold in the underwriting, Subscriber agrees to execute an agreement wherein Subscriber will withhold from sale for a specified period (including sale under Rule 144) some or all of the Shares, as requested by the Company so long as all holders of more than 5% of the Company's common stock and the officers and directors of the Company enter into similar agreements.

                    (c) If less than all Registerable Securities can be included in the underwriting (or included in the registration statement), the number to be included in the underwriting and/or the statement, as the case may be, shall be, after including all of the shares that the Company proposes to sell, allocated among all shareholders of the Company who have the right to participate in a piggy-back registration, pro rata, in proportion to their ownership of shares of Registerable Securities with piggy-back registration rights. (In the event any owner requests inclusion of less than all his/her pro rata allotment or later withdraws from participation, the excess will be allocated pro rata among those desiring to include more than their allotment.

                    (d) The Company will provide Subscriber with written notice of any proposed registration, whether the registration involves an underwriting and what number of

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

Registerable Securities can be included in the underwriting. To have Shares included in the registration, Subscriber must notify the Company in writing, given within 15 days after notice from the Company, of the number of the Shares to be included. Expenses of registration (excluding underwriters' discount and commissions and any legal or accounting fees separately incurred by selling stockholders) will be borne by the Company.

                    (e) Subscriber's rights under this Section 6(I) shall continue with respect to any of the Shares which remain unregistered; but Subscriber's right to have the Shares registered under this Section 6(I) shall not arise in connection with a registration by the Company covering only securities reserved for an employee stock option plan or relating solely to a Rule 145 transaction.

               II.  DEMAND REGISTRATION

                    (a) After six months after the first public offering of the Company's securities, Subscriber will be entitled to request one registration of the Shares in a Company registration, provided that the holders of 30% or more of the Registerable Securities request registration of the Registerable Securities having an aggregate market value on the date of request of not less than $500,000. "Aggregate market value" shall mean the market price per share of the Company's common stock on the principal trading market for the Common Stock on such date (which, if listed on a stock exchange shall be the last sale price for the stock on such date, and if traded on NASDAQ, shall mean the average between the last bid and asked price for the stock on such date) multiplied by the number of shares for which registration is requested.

                    (b) Within fifteen days after receipt of a request for registration, the Company will provide written notice of the request to all holders of Registerable Securities. To participate in the registration, Subscriber must so request the Company in writing, given within 15 days after notice from the Company, and specify the number of the Shares to be registered and the intended method of disposition. To the extent Shareholder elects not to participate, his/her demand registration rights with respect to those shares will terminate.

                    (c) The Company will have no obligation to register the Shares after two years following the purchase and delivery of Shares so long as the Company complies with the reporting requirements of Section 13 of the Exchange Act or makes public such information as would allow Subscriber to sell the Shares under Rule 144. If the Company fails to comply with such requirements or to make public such information, Subscriber will have the right to demand registration on the terms set forth in subsections (a)-(c) above for a period of three years after the end of such two year period.

                    (d) Expenses of registration (excluding underwriters' discount and commissions and any legal or accounting fees separately incurred by selling stockholders) will be borne by the Company.

               III. REGISTRATION PROCEDURES

                    (a) For each registration required to be made by the Company hereunder, the Company at its expense and as expeditiously as practicable shall prepare and file a registration statement, use its best efforts to cause such statement to become effective and keep such statement effective for 120 days or until the distribution of securities described in the statement is completed, whichever occurs first. The Company also shall use its best efforts to register or qualify such securities under the securities or blue sky laws of such jurisdictions as would enable the holders of the securities to effect their disposition, and to have such securities listed on the same securities exchange or quotation system on which other securities of the Company are then listed.

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

                    (b) In connection with any registration which includes the Shares, Subscriber agrees (i) to furnish customary information as may be requested for the registration statement regarding the Shares, the ownership thereof and the proposed plan of distribution; (ii) to enter a market stand-off agreement, if requested, as described in Section 6(I)(b) above; and (iii) not to sell the Shares under the provisions of this Section 4 without a declaration of the effectiveness of the registration statement by the SEC.



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